FIRST AMENDMENT
TO COOPERATION AGREEMENT

THIS FIRST AMENDMENT TO COOPERATION AGREEMENT (this “Amendment”) is made and entered into as of April 19, 2024, by and among Orthofix Medical Inc., a Delaware corporation (the “Company”), and the entities and individuals set forth on the signatures pages hereto (collectively with each of their respective Affiliates, the “Investor Group”). The Company and the Investor Group are referred to collectively as the “Parties” and each individually as a “Party”.

WHEREAS, the Parties have entered into that certain Cooperation Agreement, dated as of December 11, 2023 (the “Cooperation Agreement”), which sets forth certain agreements among the Parties with respect to the composition of the Board of Directors of the Company (the “Board”) and certain other matters;

WHEREAS, prior to the Parties entering into the Cooperation Agreement, representatives of the Company engaged in discussions with representatives of the Investor Group over the course of several weeks, regarding, among other things, the refreshment of the composition of the Board (including the position of Chair of the Board), including the appointment of certain new director candidates to the Board (including the eventual election by the Board of one of such new directors as Chair of the Board) and the nomination of such director candidates for election to the Board at the Company’s 2024 annual meeting of stockholders;

WHEREAS, in connection with the Board’s consideration of such new director candidates to the Board, and prior to the Board’s deliberations with respect to their appointments, the Board and the Nominating, Governance & Sustainability Committee of the Board (the “NG&S Committee”) each carefully evaluated the background and qualifications of such candidates (including consideration of their experience, skills, industry and other relevant expertise, independence and overall fitness), the Company conducted third-party background checks on such candidates, and several members of the Board (including members of the NG&S Committee) interviewed such candidates;

WHEREAS, following multiple meetings of the Board and the NG&S Committee, at which these matters were discussed and the qualifications and relevant attributes of such candidates were reviewed and evaluated, the Board determined that it was in the best interests of the Company and its stockholders to appoint three new directors to the Board, and the Board made such appointments;

WHEREAS, these appointments and certain related Board governance matters were memorialized in the Cooperation Agreement, which the Board authorized and approved following the Board’s unanimous determination that the Cooperation Agreement and the transactions contemplated thereby were advisable, fair to, and in the best interests of the Company and its stockholders;

WHEREAS, notwithstanding the extensive due diligence and evaluative and deliberative process of the Board that preceded the Board approving and implementing the Board governance arrangements contemplated by the Cooperation Agreement, in light of recent developments under applicable law, the Parties desire to amend the Cooperation Agreement to (i) clarify that certain obligations of the Company and the Board set forth in the Cooperation Agreement have been and remain subject to the exercise by the Board of its fiduciary duties under applicable law, and (ii) detail the rights of the Investor Group if, as a result of the exercise by the Board of its fiduciary duties under applicable law, the Board or the Company takes an action that would otherwise be prohibited, or refrains from taking an action that would otherwise be required, by the Cooperation Agreement; and

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WHEREAS, the Board has determined that the Cooperation Agreement, as so amended hereby, remains advisable, fair to, and in the best interests of the Company and its stockholders.

NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

Section 1.
Definitions. Capitalized terms used in this Amendment but not defined herein shall have the respective meanings ascribed to them in the Cooperation Agreement.
Section 2.
Amendments to Cooperation Agreement. Effective as of the date hereof, the Cooperation Agreement is hereby amended as follows:
(a)
The second sentence of Section 1(a) of the Cooperation Agreement is amended and restated as follows:

“The Company further agrees that the Board and all applicable committees of the Board will take all necessary action to: (A) nominate each of the New Directors for election to the Board at the 2024 Annual Meeting, and (B) subject to the exercise by the Board of its fiduciary duties under applicable law, (x) recommend, support and solicit proxies for the election of the New Directors at the 2024 Annual Meeting in the same manner as for the Company’s other nominees at the 2024 Annual Meeting, (y) ensure that three directors serving on the Board as of the date preceding the date of this Agreement will not stand for re-election at the 2024 Annual Meeting, and (z) appoint one of the New Directors as Chair of the Board effective as of the conclusion of the 2024 Annual Meeting.”

(b)
Clause (iv) of the second sentence of Section 1(e) of the Cooperation Agreement is amended and restated as follows:

“(iv) be reasonably acceptable to the Board (such acceptance not to be unreasonably withheld, conditioned or delayed), provided that in no event will the phrase “reasonably acceptable” or the parenthetical set forth in this clause (iv) be construed to limit the Board’s right to exercise its fiduciary duties under applicable law.”

(c)
The fourth sentence of Section 1(e) of the Cooperation Agreement is amended and restated as follows:

“Subject to applicable national securities exchange rules and applicable law, and subject to the exercise by the Board of its fiduciary duties under applicable law, upon a Replacement Appointee’s appointment to the Board, the Board and all applicable committees of the Board shall take all actions necessary to appoint such Replacement Appointee to any applicable committee(s) of the Board of which the applicable New Director was a member immediately prior to such applicable New Director becoming unable or unwilling to serve as a director.”

(d)
Section 1(g) of the Cooperation Agreement is amended and restated as follows:

“The Company agrees that, no later than December 14, 2023, the Board will take all action necessary to (i) appoint Mr. Bazaar to the Audit & Finance

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Committee of the Board, (ii) appoint Mr. Kummeth to the Nominating, Governance & Sustainability Committee of the Board (the “NG&S Committee”), (iii) appoint Mr. Finegan to the Compliance & Ethics Committee of the Board, and (iv) appoint Messrs. Bazaar and Kummeth to the Compensation & Talent Development Committee of the Board (the “C&TD Committee”). The Company also agrees that the Board will, subject to the exercise by the Board of its fiduciary duties under applicable law, take all action necessary to (A) provide that, following the appointment of Messrs. Bazaar and Kummeth to the C&TD Committee, the C&TD Committee shall consist of four directors until the Termination Date, (B) appoint at least one of the New Directors to any standing committee of the Board created prior to the Termination Date, and (C) to the extent that any New Director appointed to a committee of the Board pursuant to the preceding sentence ceases to serve on such committee prior to the Termination Date, appoint a different New Director (which may include a New Director who is a Replacement Appointee appointed pursuant to Section 1(e)) to such committee of the Board. The Company further agrees that the Board and all applicable committees of the Board will, subject to the exercise by the Board of its fiduciary duties under applicable law, take all necessary action to elect one of the New Directors as Chair of the C&TD Committee on the date of the 2024 Annual Meeting.”

(e)
Section 1(h) of the Cooperation Agreement is amended and restated as follows:

“The Company agrees that, subject to the exercise by the Board of its fiduciary duties under applicable law, (i) from the date of this Agreement until the 2024 Annual Meeting, the size of the Board shall be no greater than twelve (12) members and (ii) following the conclusion of the 2024 Annual Meeting until the Termination Date, the size of the Board shall be no greater than nine (9) members.”

(f)
Section 14 of the Cooperation Agreement is amended by adding the following new sentence at the end thereof:

“In this Agreement, where an obligation of the Company or the Board (or any committee thereof) is qualified by the phrase “subject to the exercise by the Board of its fiduciary duties under applicable law”, compliance with such obligation shall not be required if the Board (or, in the case of an obligation that is to be fulfilled by a committee of the Board, such committee), after consultation with counsel, determines in good faith that such compliance would violate the Board’s (or, as the case may be, such committee’s) fiduciary duties under applicable law.”

(g)
The following new section is added to the Cooperation Agreement immediately after Section 15(i) of the Cooperation Agreement (and prior to the phrase “[Signature Pages Follow]”):

“16. Rights of Investor Group upon Certain Board Determinations.

(a) If, as a result of the exercise by the Board of its fiduciary duties under applicable law, the Board determines not to take the actions with respect to a New Director (a “Specified Director”) that would otherwise be required by Section 1(a)(B)(x) of this Agreement, then:

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(i) the Company shall notify the Investor Group in writing of such determination as promptly as practicable, and in any event within one (1) Business Day thereafter; and

(ii) following the delivery of such notification to the Investor Group, notwithstanding Section 2 or Section 3 of this Agreement or any other provision of this Agreement, the members of the Investor Group (and their Affiliates and Associates) shall be permitted to (A) seek the election of the Specified Director as a director of the Company, and engage in a solicitation of proxies with respect to the election of the Specified Director as a director of the Company (collectively, the “Specified Director Solicitation”), (B) make statements and announcements, and otherwise engage in communications with stockholders of the Company and others, in support of the election of the Specified Director and the Specified Director Solicitation, and the Investor Group shall not be subject to the obligations and restrictions set forth in Section 4 of this Agreement in connection therewith, and (C) vote some or all of the shares of Common Stock that they beneficially own and over which they have voting power for the election of the Specified Director (in lieu of one of the nominees recommended by the Board, which nominee may be determined by the members of the Investor Group in their sole discretion).

(b) If, as a result of the exercise by the Board (or a committee thereof) of its fiduciary duties under applicable law, the Board (or such committee) determines to take an action that would otherwise be prohibited by, or to refrain from taking an action that would otherwise be required by, Section 1(a)(B)(y), Section 1(a)(B)(z), the fourth sentence of Section 1(e), the second or third sentence of Section 1(g), or Section 1(h) of this Agreement, then:

(i) the Company shall notify the Investor Group in writing of such determination as promptly as practicable, and in any event within one (1) Business Day thereafter; and

(ii) upon the delivery of such notification to the Investor Group, the members of the Investor Group (and their Affiliates and Associates) will cease to be bound by, and will no longer be subject to, the obligations and restrictions set forth in Section 2, Section 3 and Section 4 of this Agreement.”

Section 3.
Limited Effect. From and after the date hereof, the amendments set forth in Section 2 of this Amendment shall form a part of the Cooperation Agreement for all purposes, and all references to the Cooperation Agreement that are contained in the Cooperation Agreement shall be deemed to refer to the Cooperation Agreement as amended by this Amendment. Except as specifically amended hereby, all of the terms, conditions and provisions of the Cooperation Agreement are and shall remain in full force and effect. Without limiting the generality of the foregoing, the amendments contained herein shall not be construed (a) as an amendment to any provision of the Cooperation Agreement (other than the provisions of the Cooperation Agreement specifically referenced in Section 2 of this Amendment, and then only to the extent specifically provided in Section 2 of this Amendment) or of any other agreement or (b) as a waiver of any provision of the Cooperation Agreement or as a waiver of or consent to any further or future action on the part of any Party that would require the waiver or consent of any other Party.

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Section 4.
SEC Filing. Following the execution of this Amendment, the Company shall file (or cause to be filed) with the SEC a Current Report on Form 8-K reporting its entry into this Amendment, disclosing applicable amendments to the Cooperation Agreement reflected herein and appending this Amendment as an exhibit thereto. Such Current Report on Form 8-K shall be consistent with the terms of this Amendment. The Company shall provide the members of the Investor Group and their representatives with a reasonable opportunity to review and comment on the Form 8-K prior to the filing with the SEC and consider in good faith any timely comments of the members of the Investor Group and their Representatives.
Section 5.
Miscellaneous.
(a)
The provisions set forth in Section 12, Section 15(b), Section 15(c), Section 15(d), Section 15(e), Section 15(h) and Section 15(i) of the Cooperation Agreement shall apply to this Amendment, mutatis mutandis, and are incorporated by reference as if fully set forth herein.
(b)
Any amendment or modification of the terms and conditions set forth herein or any waiver of such terms and conditions must be agreed to in a writing signed by each Party.
(c)
Each Party shall be responsible for its own fees and expenses incurred in connection with the negotiation, execution and effectuation of this Amendment.
(d)
This Amendment may be executed in one or more textually identical counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures to this Amendment transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, shall have the same effect as physical delivery of the paper document bearing the original signature.

[Signature Pages Follow]

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IN WITNESS WHEREOF, each of the Parties has executed this Amendment, or caused the same to be executed by its duly authorized representative, as of the date first above written.

THE COMPANY:

ORTHOFIX MEDICAL INC.

By: /s/ Massimo Calafiore

Massimo Calafiore

President and Chief Executive Officer

[Signatures continue on next page]

[Signature Pages to First Amendment to Cooperation Agreement]

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INVESTOR GROUP:

ENGINE CAPITAL, L.P.

By: Engine Investments, LLC, General Partner

By: /s/ Arnaud Ajdler

Arnaud Ajdler

Managing Member

ENGINE JET CAPITAL, L.P.

By: Engine Investments, LLC, General Partner

By: /s/ Arnaud Ajdler

Arnaud Ajdler

Managing Member

ENGINE LIFT CAPITAL, LP

By: Engine Investments II, LLC, General Partner

By: /s/ Arnaud Ajdler

Arnaud Ajdler

Managing Member

ENGINE CAPITAL MANAGEMENT, LP

By: Engine Capital Management GP, LLC, General Partner

By: /s/ Arnaud Ajdler

Arnaud Ajdler

Managing Member

ENGINE CAPITAL MANAGEMENT GP, LLC

By: /s/ Arnaud Ajdler

Arnaud Ajdler

Managing Member

[Signature Pages to First Amendment to Cooperation Agreement]

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ENGINE INVESTMENTS, LLC

By: /s/ Arnaud Ajdler

Arnaud Ajdler

Managing Member

ENGINE INVESTMENTS II, LLC

By: /s/ Arnaud Ajdler

Arnaud Ajdler

Managing Member

_/s/ Arnaud Ajdler
ARNAUD AJDLER

[Signature Pages to First Amendment to Cooperation Agreement]

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